SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 9, 1999


                               SAFLINK CORPORATION
                     (formerly The National Registry Inc.)
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                     0-2027                   95-4346070
----------------------------     ------------------------    ------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


          2502 ROCKY POINT DRIVE, SUITE 100, TAMPA, FLORIDA   33607
          ------------------------------------------------------------
               (Address of Principal Executive Offices)     (Zip Code)


       Registrant's telephone number, including area code: (813) 636-0099



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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

         Not applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         The attached exhibits are incorporated by reference herein, and the description set forth below is qualified in its entirety by reference to such exhibits.

         On November 9, 1999 the Company issued 100,000 shares of Series D Preferred Stock to RMS Limited Partnership, the Company's largest stockholder, for an aggregate purchase price of $5 million. The Series D Preferred Stock has a conversion price of $1.39 per share and may be converted into 3.6 million shares of the Company's common stock based on the aggregate liquidation preference of the Series D Preferred Stock. Shares of the Series D Preferred Stock outstanding as of November 9, 2004 will be automatically converted. The Company has the right, but not the obligation, to redeem the Series D Preferred Stock for $50 per share plus accrued dividends at any time prior to conversion. The Series D Preferred Stock has no voting rights, except as required by law, carries a 10% per annum cumulative dividend, and has a liquidation preference of $50 per share plus unpaid dividends.

         On November 10, 1999, the Company announced that, effective on such date, its wholly-owned subsidiary, SAFLINK Corporation completed the change of its legal name to SAFLINK International, Inc. and the Company completed the change of its legal name to SAFLINK Corporation. The majority of the Company's stockholders approved the Company's name change.

         The Nasdaq National Market ticker symbol for SAFLINK Corporation's Common Stock will be "ESAF." The predecessor ticker symbol for the Common Stock was "NRID" prior to the name change. The change in the Nasdaq ticker symbol is expected to be effective at the opening of the market on Friday, November 12, 1999.



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         These events were announced in a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

               On November 9, 1999, two members of the Company's board of directors (the "Board"), J. Anthony Forstmann and O. G. Greene, delivered letters to the Chairman of the Board (the "Chairman") resigning from the Board "due to other pressures on their time." The resignations were effective upon receipt and acceptance thereof, on behalf of the Board, by the Chairman of the Board.























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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits

         The exhibits listed on the Exhibit Index on page 5 are filed as part of this Report.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SAFLINK Corporation
                                    (formerly The National Registry Inc.)

Date: November 11, 1999

                                    By:  /s/ JEFFREY P. ANTHONY
                                         ---------------------------------------
                                         Jeffrey P. Anthony
                                         President and Chief Executive Officer

                                       5
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                                  EXHIBIT INDEX

EXHIBIT                                                                 PAGE NO.
-------                                                                 --------

4        Certificate of Designation, Preferences and Rights of              7
         Series D Preferred Stock (as corrected)

10       Subscription Agreement by and between The National                18
         Registry Inc. and RMS Limited Partnership, dated
         November 9, 1999

99.1     Press Release dated November 10, 1999                             35